Exhibit 99.2 An S&P 500 SUPPLEMENTAL OPERATING company S&P High Yield & FINANCIAL DATA Dividend Aristocrats® Q2 2019 index member

Table Of Contents Corporate Overview 3 Financial Summary Consolidated Statements Of Income 4 Funds From Operations (FFO) 5 Adjusted Funds From Operations (AFFO) 6 Consolidated Balance Sheets 7 Debt Summary 8 Debt Maturities 9 Capitalization & Financial Ratios 10 Adjusted EBITDAre & Coverage Ratios 11 Debt Covenants 12 Transaction Summary Investment Summary 13 Disposition Summary 14 Development Pipeline 15 Real Estate Portfolio Summary Tenant Diversification 16 Top 10 Industries 17 Industry Diversification 18 Geographic Diversification 20 Property Type Composition 22 Same Store Rental Revenue 23 Leasing Data Occupancy 25 Leasing Activity 26 Lease Expirations 27 Earnings Guidance 28 Analyst Coverage 29 This Supplemental Operating & Financial Data should be read in connection with the company's second quarter 2019 earnings press release (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on August 5, 2019) as certain disclosures, definitions, and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data. Q2 2019 Supplemental Operating & Financial Data 2

Corporate Overview

REALTY INCOME
The Monthly Dividend Company®

Corporate Profile

Realty Income, The Monthly Dividend Company®, is an S&P 500 company dedicated to providing stockholders with dependable monthly dividends that increase over time. The monthly dividends are supported by the cash flow generated from real estate owned under long-term, net lease agreements with commercial tenants. For over 50 years, Realty Income has been acquiring and managing freestanding commercial properties that generate rental revenue under long-term, net lease agreements.

Portfolio Overview

At June 30, 2019, we owned a diversified portfolio of 5,951 properties located in 49 states, Puerto Rico and the United Kingdom (U.K.), with over 98.4 million square feet of leasable space. Our properties are leased to 265 different commercial tenants doing business in 49 separate industries. Approximately 83% of our quarterly rental revenue was generated from retail properties, 12% from industrial properties, and the remaining was from other property types. Our physical occupancy rate as of June 30, 2019 was 98.3%, with a weighted average remaining lease term of approximately 9.4 years. Our minimum contractual annual rent expected to be received on our leases for the next twelve months ended June 30, 2020 (excluding percentage rent) is approximately $1.366 billion.

Common Stock

Our Common Stock is traded on the New York Stock Exchange under the symbol "O".

		June 30, 2019
Closing price	$	68.97
Shares and units outstanding		318,681,832
Market value of common equity	$	21,979,486,000
Total market capitalization	$	29,083,296,000

Senior Management

Sumit Roy, President & Chief Executive Officer

Paul M. Meurer, Executive VP, Chief Financial Officer and Treasurer

Michael R. Pfeiffer, Executive VP, Chief Administrative Officer, General Counsel and Secretary

Neil M. Abraham, Executive VP, Chief Strategy Officer

Mark E. Hagan, Executive VP, Chief Investment Officer

Benjamin N. Fox, Executive VP, Asset Management & Real Estate Operations

Credit Ratings

Moody's	A3	Stable Outlook
Standard & Poor's	A-	Stable Outlook
Fitch	BBB+	Stable Outlook

Dividend Information as of July 2019

- Current annualized dividend of $2.718 per share
- Compound average annual dividend growth rate of approximately 4.6%
- 589 consecutive monthly dividends declared
- 87 consecutive quarterly dividend increases

Corporate Headquarters

11995 El Camino Real
San Diego, California 92130
Phone: (858) 284-5000
Website: www.realtyincome.com

Transfer Agent

Computershare
Phone: (877) 218-2434
Website: www.computershare.com

Q2 2019 Supplemental Operating & Financial Data 3

Consolidated Statements Of Income (dollars in thousands, except per share amounts (1)) (unaudited) (unaudited) Three months ended Six months ended June 30, June 30, 2019 2018 2019 2018 REVENUE Rental (including reimbursable) (2) $ 364,252 $ 325,265 $ 718,289 $ 643,113 Other 1,198 3,621 1,526 4,068 Total revenue 365,450 328,886 719,815 647,181 EXPENSES Depreciation and amortization 150,426 133,999 287,943 265,102 Interest 72,488 66,628 142,508 126,043 General and administrative 18,585 17,954 33,693 33,638 Property (including reimbursable) 21,342 16,236 42,978 32,788 Income taxes 1,155 1,208 2,600 2,431 Provisions for impairment 13,061 3,951 17,733 18,172 Total expenses 277,057 239,976 527,455 478,174 Gain on sales of real estate 6,891 7,787 14,154 11,005 Foreign currency and derivative gains, net 136 — 136 — Net income 95,420 96,697 206,650 180,012 Net income attributable to noncontrolling interests (226) (317) (514) (469) Net income available to common stockholders $ 95,194 $ 96,380 $ 206,136 $ 179,543 Net income available to common stockholders per common share: Basic and Diluted $ 0.31 $ 0.34 $ 0.67 $ 0.63 (1) Unless otherwise indicated, all dollar amounts are expressed in U.S. dollars. (2) Includes rental revenue (reimbursable) of $16,405 and $11,395 for the three months ended June 30, 2019 and June 30, 2018, respectively, and $33,751 and $22,695 for the six months ended June 30, 2019 and June 30, 2018, respectively. Unless otherwise specified, references to rental revenue in this document are exclusive of reimbursements from tenants for recoverable real estate taxes and operating expenses. Q2 2019 Supplemental Operating & Financial Data 4

Funds From Operations (FFO) (dollars in thousands, except per share amounts)

REALTY INCOME
The Monthly Dividend Company®

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted FFO per share computations.

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trusts' (NAREIT's) definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of depreciable real estate assets, and reduced by gains on property sales. Presentation of the information regarding FFO and AFFO (described on page 6) is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to reviewing our cash flows from operating, investing, and financing activities. In addition, FFO and AFFO should not be considered as measures of liquidity, of our ability to make cash distributions, or of our ability to pay interest payments.

	Three months ended June 30,		Six months ended June 30,	
	2019	2018	2019	2018
Net income available to common stockholders	$ 95,194	$ 96,380	$ 206,136	$ 179,543
Depreciation and amortization	150,426	133,999	287,943	265,102
Depreciation of furniture, fixtures and equipment	(147)	(168)	(302)	(327)
Provisions for impairment	13,061	3,951	17,733	18,172
Gain on sales of real estate	(6,891)	(7,787)	(14,154)	(11,005)
FFO adjustments allocable to noncontrolling interests	(154)	(293)	(192)	(521)
FFO available to common stockholders	$ 251,489	$ 226,082	$ 497,164	$ 450,964
FFO allocable to dilutive noncontrolling interests	362	232	670	450
Diluted FFO	$ 251,851	$ 226,314	$ 497,834	$ 451,414
FFO per common share:				
Basic	$ 0.81	$ 0.79	$ 1.62	$ 1.59
Diluted	$ 0.81	$ 0.79	$ 1.62	$ 1.58
Distributions paid to common stockholders	$ 208,864	$ 187,488	$ 413,410	$ 373,044
FFO available to common stockholders in excess of distributions paid to common stockholders	$ 42,625	$ 38,594	$ 83,754	$ 77,920
Weighted average number of common shares used for FFO per share computations:				
Basic	311,032,972	284,928,969	307,293,949	284,469,689
Diluted	311,785,281	285,372,256	308,000,806	284,924,336

Q2 2019 Supplemental Operating & Financial Data
5

Adjusted Funds From Operations (AFFO) (dollars in thousands, except per share amounts)

REALTY INCOME
The Monthly Dividend Company®

The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and AFFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted AFFO per share computations.

We define AFFO as FFO adjusted for unique revenue and expense items, which the company believes are not as pertinent to the measurement of the company's ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution).

	Three months ended June 30, 2019	Three months ended June 30, 2018	Six months ended June 30, 2019	Six months ended June 30, 2018
Net income available to common stockholders	$ 95,194	$ 96,380	$ 206,136	$ 179,543
Cumulative adjustments to calculate FFO [1]	156,295	129,702	291,028	271,421
FFO available to common stockholders	251,489	226,082	497,164	450,964
Amortization of share-based compensation	4,527	4,995	7,291	8,657
Amortization of deferred financing costs	1,133	1,014	2,173	1,858
Amortization of net mortgage premiums	(354)	(354)	(708)	(813)
Loss (gain) on interest rate swaps	686	(792)	1,364	(2,799)
Straight-line income from cross-currency swaps	799	—	799	—
Leasing costs and commissions	(707)	(1,536)	(1,030)	(2,452)
Recurring capital expenditures	(116)	(135)	(172)	(147)
Straight-line rent	(7,230)	(6,267)	(12,092)	(11,632)
Amortization of above and below-market leases	3,627	3,907	7,741	7,771
Other adjustments	81	74	139	142
Total AFFO available to common stockholders	$ 253,935	$ 226,988	$ 502,669	$ 451,549
AFFO allocable to dilutive noncontrolling interests	368	236	—	465
Diluted AFFO	$ 254,303	$ 227,224	$ 502,669	$ 452,014
AFFO per common share:				
Basic	$ 0.82	$ 0.80	$ 1.64	$ 1.59
Diluted	$ 0.82	$ 0.80	$ 1.63	$ 1.59
Distributions paid to common stockholders	$ 208,864	$ 187,488	$ 413,410	$ 373,044
AFFO available to common stockholders in excess of distributions paid to common stockholders	$ 45,071	$ 39,500	$ 89,259	$ 78,505
Weighted average number of common shares used for AFFO per share computations:				
Basic	311,032,972	284,928,969	307,293,949	284,469,689
Diluted	311,785,281	285,372,256	307,580,127	284,924,336

[1] See reconciling items for FFO presented under "Funds from Operations (FFO)."

Q2 2019 Supplemental Operating & Financial Data 6

Consolidated Balance Sheets (dollars in thousands , except per share amounts) June 30, 2019 December 31, 2018 ASSETS (unaudited) Real estate, at cost: Land $ 5,058,572 $ 4,682,660 Buildings and improvements 12,774,967 11,858,806 Total real estate, at cost 17,833,539 16,541,466 Less accumulated depreciation and amortization (2,911,779) (2,714,534) Net real estate held for investment 14,921,760 13,826,932 Real estate held for sale, net 18,506 16,585 Net real estate 14,940,266 13,843,517 Cash and cash equivalents 27,136 10,387 Accounts receivable 165,470 144,991 Lease intangible assets, net 1,308,564 1,199,597 Goodwill 14,536 14,630 Other assets, net 292,658 47,361 Total assets $ 16,748,630 $ 15,260,483 LIABILITIES AND EQUITY Distributions payable $ 72,752 $ 67,789 Accounts payable and accrued expenses 156,859 133,765 Lease intangible liabilities, net 330,893 310,866 Other liabilities 251,244 127,109 Line of credit payable 8,000 252,000 Term loans, net 498,829 568,610 Mortgages payable, net 299,397 302,569 Notes payable, net 6,268,062 5,376,797 Total liabilities 7,886,036 7,139,505 Stockholders’ equity: Common stock and paid in capital, par value $0.01 per share, 740,200,000 shares authorized, 318,218,713 shares issued and outstanding as of June 30, 2019 and 370,100,000 shares authorized, 303,742,090 shares issued and outstanding as of December 31, 2018 11,722,036 10,754,495 Distributions in excess of net income (2,869,937) (2,657,655) Accumulated other comprehensive loss (14,597) (8,098) Total stockholders’ equity 8,837,502 8,088,742 Noncontrolling interests 25,092 32,236 Total equity 8,862,594 8,120,978 Total liabilities and equity $ 16,748,630 $ 15,260,483 Q2 2019 Supplemental Operating & Financial Data 7

Debt Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

	Maturity Date as of June 30, 2019	Principal Balance as of June 30, 2019		% of Debt	Interest Rate as of June 30, 2019		Weighted Average Years until Maturity
Credit Facility							
Credit Facility [1]	March 24, 2023	$ 8,000		0.1%	3.17%		3.7 years
Unsecured Term Loans							
Term Loan - Realty Income 2020 [2]	June 30, 2020	250,000		3.5%	2.62%		1.0 years
Term Loan - Realty Income 2024 [3]	March 24, 2024	250,000		3.5%	3.89%		4.7 years
	Principal amount	500,000		7.0%	3.25%	(7)	2.9 years
Deferred financing costs		(1,171)					
	Carrying value	498,829					
Senior Unsecured Notes and Bonds							
5.750% Notes due 2021	January 15, 2021	250,000		3.5%	5.75%		
3.250% Notes due 2022	October 15, 2022	950,000		13.5%	3.25%		
4.650% Notes due 2023	August 1, 2023	750,000		10.7%	4.65%		
3.875% Notes due 2024	July 15, 2024	350,000		4.9%	3.88%		
3.875% Notes due 2025	April 15, 2025	500,000		7.0%	3.88%		
4.125% Notes due 2026	October 15, 2026	650,000		9.2%	4.13%		
3.000% Notes due 2027	January 15, 2027	600,000		8.4%	3.00%		
3.650% Notes due 2028	January 15, 2028	550,000		7.7%	3.65%		
3.250% Notes due 2029	June 15, 2029	500,000		7.0%	3.25%		
2.730% Notes due 2034 [4]	May 20, 2034	399,924		5.6%	2.73%		
5.875% Bonds due 2035	March 15, 2035	250,000		3.5%	5.88%		
4.650% Notes due 2047	March 15, 2047	550,000		7.7%	4.65%		
	Principal amount	6,299,924		88.7%	3.89%	(7)	8.8 years
Unamortized net premiums and deferred financing costs		(31,862)					
	Carrying value	6,268,062					
Mortgages Payable							
26 mortgages on 60 properties	September 2019 - June 2032	295,886	(5)	4.2%	5.12%		2.7 years
Unamortized net premiums and deferred financing costs		3,511					
	Carrying value	299,397					
	TOTAL DEBT	**$ 7,103,810**	(6)		**3.90%**	(7)	**8.1 years**
	Fixed Rate	**$ 7,080,010**		**99.7%**			
	Variable Rate	**$ 23,800**		**0.3%**			

(1) We have a $3.0 billion unsecured revolving credit facility bearing interest at LIBOR plus 0.775% with an initial term that expires in March 2023. It includes, at our election, two six-month extension options, at a cost of 0.0625% of the facility commitment, or $1.875 million per option. The credit facility also has a $1.0 billion expansion option. As of June 30, 2019, the balance of borrowings outstanding under our revolving credit facility was $8.0 million.

(2) Borrowing under the term loan has been swapped to fixed and bears interest at an all-in rate of 2.62%.

(3) Borrowing under the term loan has been swapped to fixed and bears interest at an all-in rate of 3.89%

(4) Represents the principal balance (in U.S. dollars) of the Sterling-denominated private placement of £315.0 million, which approximates $399.9 million based on the applicable exchange rate on June 30, 2019.

(5) The mortgages payable are at fixed interest rates, except for mortgages totaling $15.8 million as of June 30, 2019.

(6) Excludes non-cash unamortized net original issuance premiums recorded on the senior unsecured notes and bonds, non-cash unamortized net premiums recorded on the mortgages payable, and deferred financing costs on the term loans, notes and bonds, and mortgages payable.

(7) The totals are calculated as the weighted average interest rate as of June 30, 2019 for each respective category.

Q2 2019 Supplemental Operating & Financial Data 8

Debt Maturities as of June 30, 2019 (dollars in millions) Debt Maturities Year of Credit Term Mortgages Senior Unsecured Weighted Average Maturity Facility Loans Payable Notes and Bonds Total Interest Rate (1) 2019 $ — $ — $ 18.2 $ — $ 18.2 4.38% 2020 — 250.0 82.4 — 332.4 3.21% 2021 — — 67.0 250.0 317.0 5.73% 2022 — — 109.7 950.0 1,059.7 3.43% 2023 8.0 — 6.7 750.0 764.7 4.65% Thereafter — 250.0 11.9 4,349.9 4,611.8 3.81% Totals $ 8.0 $ 500.0 $ 295.9 $ 6,299.9 $ 7,103.8 (1) Weighted average interest rate for 2023 excludes the credit facility. Mortgages Payable Maturities by Quarter  Year of First Second Third Fourth Weighted Average Maturity Quarter Quarter Quarter Quarter Total Interest Rate 2019 $ — $ — $ 17.0 $ 1.2 $ 18.2 4.38% 2020 1.2 1.2 12.6 67.4 82.4 4.99% 2021 18.2 17.7 30.7 0.4 67.0 5.65% 2022 0.4 10.0 61.6 37.7 109.7 4.98% 2023 0.3 5.9 0.3 0.2 6.7 4.11% Thereafter — — — 11.9 11.9 5.69% Totals $ 20.1 $ 34.8 $ 122.2 $ 118.8 $ 295.9 Q2 2019 Supplemental Operating & Financial Data 9

Capitalization & Financial Ratios (dollars in thousands, except per share amounts) Capitalization as of June 30, 2019 Capital Structure as of June 30, 2019 Principal Debt Balance Credit Facility $ 8,000 Unsecured Term Loans 500,000 Senior Unsecured Notes and Bonds 6,299,924 Mortgages Payable 295,886 Total Debt $ 7,103,810 Shares / Equity Units Stock Price Market Value Common Stock (NYSE: "O") 318,218,713 $ 68.97 $ 21,947,545 Common Units 463,119 $ 68.97 $ 31,941 Total Equity $ 21,979,486 Total Market Capitalization (1) $ 29,083,296 Debt/Total Market Capitalization (1) 24.4% (1) Our enterprise value was $29,056,160 (total market capitalization less cash on hand). The percentage for debt to enterprise value is materially consistent with that presented for total market capitalization. Dividend Data Liquidity as of June 30, 2019 Year-over-Year Cash on Hand $ 27,136 YTD 2019 YTD 2018 Growth Rate Availability under Credit Facility 2,992,000 Common Dividend Paid per Share $ 1.350 $ 1.309 3.1% $ 3,019,136 AFFO per Share (diluted) $ 1.63 $ 1.59 2.5% AFFO Payout Ratio 82.8% 82.3% Q2 2019 Supplemental Operating & Financial Data 10

Adjusted EBITDAre & Coverage Ratios (dollars in thousands) Reconciliation of Net Income to Adjusted EBITDAre (1) Three months ended June 30, 2019 Debt Service & Fixed Charge Coverage (4) Net income $ 95,420 Interest 72,488 Income taxes 1,155 Depreciation and amortization 150,426 Provisions for impairment 13,061 Gain on sales of real estate (6,891) Foreign currency and derivative gains, net (2) (136) Quarterly Adjusted EBITDAre $ 325,523 Annualized Adjusted EBITDAre $ 1,302,092 Net Debt/Adjusted EBITDAre (3) 5.4 (1) The National Association of Real Estate Investment Trusts (NAREIT) came to the conclusion that a NAREIT-defined EBITDA metric for real estate companies (i.e., EBITDA for real estate, or EBITDAre) would provide investors with a consistent measure to help make investment decisions among REITs. Our definition of "Adjusted EBITDAre" is generally consistent with the NAREIT definition, other than our adjustment to remove foreign currency and derivative gains and losses, as described below (which is consistent with our previous calculations of "Adjusted EBITDA"). We define Adjusted EBITDAre, a non–GAAP financial measure, for the most recent quarter as earnings (net income) before (i) interest expense, including non-cash loss (gain) on swaps, (ii) income and franchise taxes, (iii) real estate depreciation and amortization, (iv) provisions for impairment losses, (v) gain on sales of real estate, and (vi) foreign currency and derivative gains, net. Our Adjusted EBITDAre may not be comparable to Adjusted EBITDAre reported by other companies or as defined by NAREIT, and other companies may interpret or define Adjusted EBITDAre differently than we do. Management believes Adjusted EBITDAre to be a meaningful measure of a REIT’s performance because it is widely followed by industry analysts, lenders and investors. Management also believes the use of an annualized quarterly Adjusted EBITDAre metric is meaningful because it represents the company’s current earnings run rate for the period presented. The ratio of our total debt to our annualized quarterly Adjusted EBITDAre is also used to determine vesting of performance share awards granted to our executive officers. Adjusted EBITDAre should be considered along with, but not as an alternative to net income as a measure of our operating performance. Our ratio of debt to Adjusted EBITDAre, which is used by management as a measure of leverage, is calculated by annualizing quarterly Adjusted EBITDAre and then dividing by net debt. Net debt is total debt per the consolidated balance sheet, less cash and cash equivalents. (2) Includes foreign currency gains and losses as a result of intercompany debt and certain remeasurement transactions. (3) Our ratio of debt to Adjusted EBITDAre, which is used by management as a measure of leverage, is calculated by annualizing quarterly Adjusted EBITDAre and then dividing by net debt. Net debt is total debt per the consolidated balance sheet, less cash and cash equivalents. (4) Fixed charge coverage is calculated in the same manner as the debt service coverage, except that preferred stock dividends are also added to the denominator. Since we redeemed our Class F preferred stock in April 2017, our fixed charge coverage is equivalent to our debt service coverage. Refer to footnote 1 on page 12 for a detailed description of the calculation of debt service and fixed charge coverage. Q2 2019 Supplemental Operating & Financial Data 11

Debt Covenants As of June 30, 2019 The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior unsecured notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance. Required Actuals Limitation on incurrence of total debt ≤ 60% of adjusted undepreciated assets 39.0% Limitation on incurrence of secured debt ≤ 40% of adjusted undepreciated assets 1.7% Debt service and fixed charge coverage (trailing 12 months) (1) ≥ 1.5x 4.4x Maintenance of total unencumbered assets ≥ 150% of unsecured debt 259.3% (1) Our debt service coverage ratio is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on July 1, 2018, and subject to certain additional adjustments.  Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of July 1, 2018, nor does it purport to reflect our debt service coverage ratio for any future period. Our fixed charge coverage is calculated in the same manner as our debt service coverage, except that preferred stock dividends are also added to the denominator; since we redeemed our Class F preferred dividends in April 2017, our fixed charge coverage ratio is equivalent to our debt service coverage. Q2 2019 Supplemental Operating & Financial Data 12

Investment Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

First Quarter 2019

First Quarter 2019	Number of Properties		Investment		Cash Rents	Leasable Square Feet	Initial Average Cash Lease Yield [1]	Weighted Average Lease Term (Years)
Acquisitions - U.S.	97	$	508,573	$	33,905	1,908,385	6.7%	17.0
Properties under Development [2]	8		10,919		785	349,752	7.2%	17.3
Total Real Estate Investments	105	$	519,492	$	34,690	2,258,137	6.7%	17.0

Approximately 31% of the annualized revenue generated by these investments is from investment grade tenants [3]

Second Quarter 2019

Second Quarter 2019	Number of Properties		Investment		Cash Rents	Leasable Square Feet	Initial Average Cash Lease Yield [1]	Weighted Average Lease Term (Years)
Acquisitions - U.S.	78	$	532,297	$	36,841	2,244,414	6.9%	14.8
Acquisitions - U.K.	12		549,192		28,833	1,131,283	5.3%	14.8
Total Acquisitions	90	$	1,081,489	$	65,674	3,375,697	6.1%	14.8
Properties under Development [2]	12		13,243		965	417,428	7.3%	15.9
Total Real Estate Investments	102	$	1,094,732	$	66,639	3,793,125	6.1%	14.8

Approximately 12% of the annualized revenue generated by these investments is from investment grade tenants [3]

Year-to-Date 2019

Year-to-Date 2019	Number of Properties		Investment		Cash Rents	Leasable Square Feet	Initial Average Cash Lease Yield [1]	Weighted Average Lease Term (Years)
Acquisitions - U.S.	175	$	1,040,870	$	70,746	4,152,799	6.8%	15.9
Acquisitions - U.K.	12		549,192		28,833	1,131,283	5.3%	14.8
New Property Acquisitions	187	$	1,590,062	$	99,579	5,284,082	6.3%	15.5
Properties under Development [2]	12		24,162		1,750	417,428	7.2%	16.5
Total Real Estate Investments	199	$	1,614,224	$	101,329	5,701,510	6.3%	15.6

Approximately 18% of the annualized revenue generated by these investments is from investment grade tenants [3]

[1] Initial average cash lease yields are computed as contractual cash net operating income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by Realty Income).

[2] Includes investments during the period in new development and development of existing properties. Cash rents noted reflect total cash rents to be received on this investment amount upon completion of the properties under development.

[3] Refer to footnote 2 on page 16 for our definition of investment grade tenants.

Q2 2019 Supplemental Operating & Financial Data 13

Disposition Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

First Quarter 2019

First Quarter 2019	Number of Properties		Original Investment		Net Book Value		Net Proceeds [1]	Cash Capitalization Rate [2]
Occupied	4	$	7,309	$	5,550	$	11,542	9.5%
Vacant	14		22,654		8,764		9,813	—
Total Real Estate Dispositions	18	$	29,963	$	14,314	$	21,355	

The unlevered internal rate of return on properties sold during the first quarter was 5.4%

Second Quarter 2019

Second Quarter 2019	Number of Properties		Original Investment		Net Book Value		Net Proceeds	Cash Capitalization Rate [2]
Occupied	2	$	16,637	$	13,122	$	15,572	7.9%
Vacant	16		19,561		8,134		13,024	—
Total Real Estate Dispositions	18	$	36,198	$	21,256	$	28,596	

The unlevered internal rate of return on properties sold during the second quarter was 7.9%

Year-to-Date 2019

Year-to-Date 2019	Number of Properties		Original Investment		Net Book Value		Net Proceeds [1]	Cash Capitalization Rate [2]
Occupied	6	$	23,946	$	18,672	$	27,114	8.6%
Vacant	30		42,215		16,898		22,837	—
Total Real Estate Dispositions	36	$	66,161	$	35,570	$	49,951	

The unlevered internal rate of return on properties sold during the first six months was 6.8%

[1] Data excludes properties sold as a result of eminent domain activities. During the first quarter of 2019 we were awarded net proceeds of $1,101,000 related to one eminent domain transaction.

[2] Cash capitalization rates are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses borne by Realty Income).

Q2 2019 Supplemental Operating & Financial Data 14

Development Pipeline (dollars in thousands) Investment Retail Number of Properties to Date Remaining Investment Total Commitment Percent Leased (2) New development (1) 6 $ 8,523 $ 15,966 $ 24,489 100% Development of existing properties 2 2,770 3,756 6,526 64% 8 $ 11,293 $ 19,722 $ 31,015 Investment Non-Retail Number of Properties to Date Remaining Investment Total Commitment Percent Leased (2) New development (1) — $ — $ — $ — —% Development of existing properties 1 13,027 4,473 17,500 100% 1 $ 13,027 $ 4,473 $ 17,500 Investment Total Number of Properties to Date Remaining Investment Total Commitment Percent Leased (2) New development (1) 6 $ 8,523 $ 15,966 $ 24,489 100% Development of existing properties 3 15,797 8,229 24,026 97% 9 $ 24,320 $ 24,195 $ 48,515 For the six months ended June 30, 2019, the Company had nine development properties under construction (noted above) and five development properties completed during the year. Estimated total costs are approximately $75.7 million. (1) Includes build-to-suit developments and forward take-out commitments on development properties with leases in place. (2) Estimated rental revenue commencement dates on properties under development are between July 2019 and October 2019. Q2 2019 Supplemental Operating & Financial Data 15

Tenant Diversification

REALTY INCOME
The Monthly Dividend Company®

Top 20 Tenants

Our 20 largest tenants based on percentage of total portfolio annualized rental revenue at June 30, 2019 include the following:

Tenant	Number of Leases	% of Revenue	Investment Grade Ratings (S&P/Moody's/Fitch)
Walgreens	215	5.8%	BBB/Baa2/BBB
7-Eleven	398	5.2%	AA-/Baa1/-
FedEx	42	4.5%	BBB/Baa2/-
Dollar General	604	3.8%	BBB/Baa2/-
LA Fitness	53	3.5%	-
Dollar Tree / Family Dollar	469	3.2%	BBB-/Baa3/-
Regal Cinemas	41	3.2%	-
AMC Theatres	33	3.1%	-
Wal-Mart / Sam's Club	53	2.8%	AA/Aa2/AA
Lifetime Fitness	14	2.3%	-
Circle K (Couche-Tard)	295	2.2%	BBB/Baa2/-
Sainsbury's	12	2.0%	-
BJ's Wholesale Clubs	15	1.9%	-
Treasury Wine Estates	17	1.8%	-
CVS Pharmacy	84	1.7%	BBB/Baa2/-
Kroger	22	1.7%	BBB/Baa1/-
Super America (Marathon)	137	1.6%	BBB/Baa2/BBB
GPM Investments / Fas Mart	210	1.5%	-
TBC Corp	159	1.4%	A-/Baa1/-
Home Depot	17	1.3%	A/A2/A
Total	2,890	54.5%	

Weighted Average EBITDAR/Rent Ratio on Retail Properties	2.8x (1)
Median EBITDAR/Rent Ratio on Retail Properties	2.6x (1)

(1) Based on an analysis of the most recently provided information from all retail tenants that provide such information. We do not independently verify the information we receive from our retail tenants.

Investment Grade Tenants (2):

Number of Leases	3,132
Percentage of Annualized Rents	49%
Weighted Average Annual Growth Rate on Leases (3)	1.1%



37%
46%
5%
12%
Investment Grade, Retail
Non-Investment Grade or Non-Rated, Retail
Investment Grade, Non-Retail
Non-Investment Grade or Non-Rated, Non-Retail

(2) We define investment grade tenants as tenants with a credit rating of Baa3/BBB- or higher from one of the three major rating agencies (Moody's/S&P/Fitch). 49% of our annualized rental revenue is generated from properties leased to investment grade tenants, including approximately 8% from properties leased to subsidiaries of investment grade companies. Refer to page 22 for investment grade composition by property type.

(3) Excludes leases with percentage rent. For leases with increases that are based on the growth of the consumer price index ("CPI"), we assume CPI grows at 1.5% annually.

Q2 2019 Supplemental Operating & Financial Data 16

Top 10 Industries  Percentage of Rental Revenue (excluding reimbursable) For the Quarter Ended For the Year Ended June 30, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2019 (1) 2018 2017 2016 2015 2014 Convenience stores 11.9% 11.2% 9.6% 8.7% 9.2% 10.1% Drug stores 9.3 10.2 10.9 11.2 10.6 9.5 Health and fitness 7.5 7.4 7.5 8.1 7.7 7.0 Dollar stores 7.2 7.5 7.9 8.6 8.9 9.6 Restaurants - quick service 6.2 5.7 5.1 4.9 4.2 3.7 Theaters 6.0 5.5 5.0 4.9 5.1 5.3 Grocery stores 5.8 5.0 4.4 3.1 3.0 3.0 Transportation services 4.7 5.0 5.4 5.5 5.4 5.2 Restaurants - casual dining 3.3 3.2 3.8 3.9 3.8 4.3 Home improvement 3.0 3.0 2.6 2.5 2.4 1.7 (1) Includes grocery stores in the U.S. and the U.K, which represent 5.0% and 0.8% of rental revenue for the quarter ended June 30, 2019, respectively. Q2 2019 Supplemental Operating & Financial Data 17

Industry Diversification  Percentage of Rental Revenue (excluding reimbursable) For the Quarter Ended For the Year Ended June 30, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2019 2018 2017 2016 2015 2014 U.S. Aerospace 0.8% 0.8% 0.9% 1.0% 1.1% 1.2% Apparel stores 1.2 1.3 1.6 1.9 2.0 2.0 Automotive collision services 1.1 0.9 1.0 1.0 1.0 0.8 Automotive parts 1.6 1.7 1.3 1.3 1.4 1.3 Automotive service 2.3 2.2 2.2 1.9 1.9 1.8 Automotive tire services 2.3 2.4 2.6 2.7 2.9 3.2 Beverages 2.3 2.5 2.7 2.6 2.7 2.8 Child care 2.2 1.7 1.8 1.9 2.0 2.2 Consumer appliances 0.5 0.5 0.5 0.5 0.6 0.5 Consumer electronics 0.3 0.3 0.3 0.3 0.3 0.3 Consumer goods 0.6 0.7 0.8 0.9 0.9 0.9 Convenience stores 11.9 11.2 9.6 8.7 9.2 10.1 Crafts and novelties 0.6 0.7 0.6 0.6 0.6 0.6 Diversified industrial 0.7 0.8 0.9 0.9 0.8 0.5 Dollar stores 7.2 7.5 7.9 8.6 8.9 9.6 Drug stores 9.3 10.2 10.9 11.2 10.6 9.5 Education 0.2 0.3 0.3 0.3 0.3 0.4 Electric utilities 0.1 0.1 0.1 0.1 0.1 0.1 Entertainment 0.4 0.4 0.4 0.5 0.5 0.5 Equipment services 0.4 0.4 0.4 0.6 0.5 0.6 Financial services 2.2 2.3 2.4 1.8 1.7 1.8 Food processing 0.5 0.5 0.6 1.1 1.2 1.4 General merchandise 2.5 2.3 2.0 1.8 1.7 1.5 Government services 0.8 0.9 1.0 1.1 1.2 1.3 Grocery stores 5.0 5.0 4.4 3.1 3.0 3.0 Health and beauty 0.3 0.2 * * * * * Less than 0.1% Q2 2019 Supplemental Operating & Financial Data 18

Industry Diversification (Cont'd)  Percentage of Rental Revenue (excluding reimbursable) For the Quarter Ended For the Year Ended June 30, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2019 2018 2017 2016 2015 2014 Health and fitness 7.5 7.4 7.5 8.1 7.7 7.0 Health care 1.4 1.5 1.4 1.5 1.7 1.8 Home furnishings 0.7 0.8 0.9 0.8 0.9 0.9 Home improvement 3.0 3.0 2.6 2.5 2.4 1.7 Insurance * 0.1 0.1 0.1 0.1 0.1 Jewelry * 0.1 0.1 0.1 0.1 0.1 Machinery 0.1 0.1 0.1 0.1 0.1 0.2 Motor vehicle dealerships 1.7 1.9 2.1 1.9 1.6 1.6 Office supplies 0.2 0.2 0.2 0.3 0.3 0.4 Other manufacturing 0.7 0.7 0.8 0.8 0.7 0.7 Packaging 1.0 1.1 1.0 0.8 0.8 0.8 Paper 0.1 0.1 0.1 0.1 0.1 0.1 Pet supplies and services 0.5 0.5 0.6 0.6 0.7 0.7 Restaurants - casual dining 3.3 3.2 3.8 3.9 3.8 4.3 Restaurants - quick service 6.2 5.7 5.1 4.9 4.2 3.7 Shoe stores 0.6 0.5 0.6 0.7 0.7 0.9 Sporting goods 0.9 1.1 1.4 1.6 1.8 1.6 Telecommunications 0.5 0.6 0.6 0.6 0.7 0.7 Theaters 6.0 5.5 5.0 4.9 5.1 5.3 Transportation services 4.7 5.0 5.4 5.5 5.4 5.2 Wholesale clubs 2.7 3.0 3.3 3.6 3.8 4.1 Other 0.1 0.1 0.1 0.2 0.2 0.2 Total U.S. 99.2% 100% 100% 100% 100% 100% U.K. Grocery Stores 0.8 — — — — — Total U.K. 0.8% — — — — — Totals 100.0% 100% 100% 100% 100% 100% * Less than 0.1% Q2 2019 Supplemental Operating & Financial Data 19

Geographic Diversification

(dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Location	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended June 30, 2019 [(1)]	Percentage of Rental Revenue
Alabama	170	97	1,594,400	$ 6,015	1.7%
Alaska	3	100	274,600	536	0.2
Arizona	119	100	1,825,900	7,114	2.1
Arkansas	86	100	919,900	2,460	0.7
California	199	99	6,329,700	30,814	8.9
Colorado	96	96	1,552,500	5,644	1.6
Connecticut	20	95	519,700	1,981	0.6
Delaware	18	100	93,000	661	0.2
Florida	400	98	4,362,800	19,172	5.5
Georgia	287	97	4,425,600	13,893	4.0
Idaho	12	100	87,000	389	0.1
Illinois	284	99	6,257,500	21,557	6.2
Indiana	191	99	2,330,900	9,257	2.7
Iowa	40	93	3,040,000	4,391	1.3
Kansas	115	95	2,133,700	5,669	1.6
Kentucky	84	99	1,721,700	4,803	1.4
Louisiana	116	97	1,607,000	5,358	1.6
Maine	18	100	203,700	1,225	0.4
Maryland	37	100	1,069,800	5,051	1.5
Massachusetts	58	91	782,100	3,623	1.0
Michigan	194	99	2,209,200	7,621	2.2
Minnesota	165	98	2,250,300	10,568	3.0
Mississippi	170	97	1,869,300	5,345	1.5
Missouri	177	95	2,848,300	8,574	2.5

(1) Includes rental revenue for all properties owned at June 30, 2019. Excludes revenue of $321 from sold properties and rental revenue (reimbursable) of $16,405.

Q2 2019 Supplemental Operating & Financial Data
20

Geographic Diversification (Cont'd) (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Location	Number of Properties	Percent Leased	Approximate Leasable Square Feet		Rental Revenue for the Quarter Ended June 30, 2019 (1)	Percentage of Rental Revenue
Montana	11	100	87,000	$	498	0.1
Nebraska	42	100	687,800		1,714	0.5
Nevada	24	96	1,196,900		2,445	0.7
New Hampshire	13	100	313,100		1,404	0.4
New Jersey	74	99	1,003,300		5,946	1.7
New Mexico	36	100	374,900		1,133	0.3
New York	126	100	2,836,700		15,743	4.5
North Carolina	192	99	3,186,000		10,372	3.0
North Dakota	6	83	117,700		178	*
Ohio	311	99	7,107,200		18,081	5.2
Oklahoma	183	100	2,247,000		6,902	2.0
Oregon	28	100	591,500		2,339	0.7
Pennsylvania	223	99	2,290,600		11,006	3.2
Rhode Island	3	100	158,000		815	0.2
South Carolina	180	99	1,796,200		8,072	2.3
South Dakota	15	100	195,200		473	0.1
Tennessee	253	97	3,718,500		11,174	3.2
Texas	721	99	10,834,500		38,867	11.2
Utah	22	100	933,000		2,268	0.7
Vermont	2	100	88,000		365	0.1
Virginia	212	99	3,134,900		10,146	2.9
Washington	48	98	791,600		3,058	0.9
West Virginia	25	100	418,100		1,457	0.4
Wisconsin	120	98	2,787,800		7,997	2.3
Wyoming	6	100	54,700		288	0.1
Puerto Rico	4	100	28,300		149	*
U.K.	12	100	1,131,300		2,915	0.8
Totals\Average	5,951	98%	98,418,400	$	347,526	100%

* Less than 0.1%

(1) Includes rental revenue for all properties owned at June 30, 2019. Excludes revenue of $321 from sold properties and rental revenue (reimbursable) of $16,405.

Q2 2019 Supplemental Operating & Financial Data

21

Property Type Composition (dollars in thousands) Percentage of Rental Percentage of Rental Revenue for Revenue for the Annualized Revenue Approximate Leasable the Quarter Ended Quarter Ended from Investment Property Type Number of Properties Square Feet June 30, 2019 (1) June 30, 2019 Grade Tenants (2) Retail 5,777 68,324,900 $ 286,866 82.5% 44.4% Industrial 117 26,804,800 40,933 11.8 79.4 Office 42 3,104,200 13,080 3.8 86.1 Agriculture 15 184,500 6,647 1.9 — Totals 5,951 98,418,400 $ 347,526 100% (1) Includes rental revenue for all properties owned at June 30, 2019. Excludes revenue of $321 from sold properties and rental revenue (reimbursable) of $16,405. (2) Refer to footnote 2 on page 16 for our definition of investment grade tenants. Q2 2019 Supplemental Operating & Financial Data 22

Same Store Rental Revenue (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Second Quarter 2019

Same Store Rental Revenue

Number of Properties		4,863
Square Footage		80,321,973
Q2 2019	$	293,990
Q2 2018	$	289,838
Increase (in dollars)	$	4,152
Increase (percent)		1.4%

Top 3 Industries Contributing to the Change

Industry		Quarter ended June 30, 2019		Quarter ended June 30, 2018		Net Change	% Change by Industry
Dollar Stores	$	23,462	$	22,855	$	607	2.7%
Convenience Stores		28,400		27,841		559	2.0%
Restaurants-Quick Service		15,419		15,061		358	2.4%

Year-to-Date 2019

Same Store Rental Revenue

Number of Properties		4,863
Square Footage		80,321,973
YTD Q2 2019	$	590,541
YTD Q2 2018	$	581,856
Increase (in dollars)	$	8,685
Increase (percent)		1.5%

Top 3 Industries Contributing to the Change

Industry		Six months ended June 30, 2019		Six months ended June 30, 2018		Net Change	% Change by Industry
Dollar Stores	$	46,837	$	45,728	$	1,109	2.4%
Convenience Stores		56,468		55,575		893	1.6%
Restaurants-Quick Service		31,209		30,432		777	2.6%

Same Store Pool Defined

For purposes of determining the properties used to calculate our same store rental revenue pool, we include all properties that we owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were:

(i) vacant at any time,

(ii) under development or redevelopment, or

(iii) involved in eminent domain and rent was reduced.

Rental revenue amounts presented in our same store rent calculation exclude straight-line rent, the amortization of above and below-market leases and reimbursements from tenants for recoverable real estate taxes and operating expenses.

Q2 2019 Supplemental Operating & Financial Data

23

Same Store Rental Revenue (Cont'd) (dollars in thousands) Same Store Rental Revenue by Property Type Second Quarter 2019 Quarter ended Quarter ended Net % Change by Property Type June 30, 2019 June 30, 2018 Change Property Type Retail $ 239,440 $ 235,580 $ 3,860 1.6 % Industrial 36,215 35,554 661 1.9 % Agriculture $ 5,543 $ 5,474 69 1.3 % Office 12,792 13,230 (438) (3.3)% Total $ 293,990 $ 289,838 4,152 1.4 % Year-to-Date 2019 Six months ended Six months ended Net % Change by Property Type June 30, 2019 June 30, 2018 Change Property Type Retail $ 481,443 $ 473,505 $ 7,938 1.7 % Industrial 72,054 70,946 1,108 1.6 % Agriculture $ 11,086 $ 10,949 $ 137 1.3 % Office 25,958 26,456 (498) (1.9)% Total $ 590,541 $ 581,856 $ 8,685 1.5 % Q2 2019 Supplemental Operating & Financial Data 24

Occupancy By Property Change in Occupancy Occupied Properties 5,849 Vacant Properties at 3/31/2019 102 Total Properties 5,951 Occupancy 98.3% Expiration Activity (1) + 102 Leasing Activity (2) - 86 By Square Footage Vacant Disposition Activity (3) - 16 Occupied Square Footage 96,264,785 Total Square Footage 98,417,029 Vacant Properties at 6/30/2019 102 Occupancy 97.8% (1) Includes scheduled and unscheduled expirations (including leases rejected in bankruptcy), as well as future expirations resolved in the current quarter. By Rental Revenue (Economic Occupancy) (2) Includes 82 expirations that were re-leased to the same tenants without Quarterly Rental Revenue $ 342,185,336 vacancy and four that were re-leased to new tenants after a period of vacancy. See page 26 for additional detail on re-leasing activity. Quarterly Vacant Rental Revenue(1) $ 5,011,657 Occupancy 98.6% (3) Includes 12 properties that were vacant at the beginning of the quarter. (1) Based on contractual monthly rents received immediately preceding the date of vacancy. Occupancy by Number of Properties Q2 2019 Supplemental Operating & Financial Data 25

Leasing Activity (dollars in thousands) Re-leased to New Tenant Allocation Based on Number of Leases Re-leased to Without After a Period Re-leasing Q2 2019 Same Tenant Vacancy of Vacancy Totals Prior Cash Rents $ 23,120 $ — $ 567 $ 23,687 New Cash Rents* $ 23,334 $ — $ 458 $ 23,792 Recapture Rate 100.9% —% 80.8% 100.4% Number of Leases 82 — 4 86 Average Months Vacant — — 14.3 0.7 Lease Incentives(1) $ — $ — $ — $ — *Percentage of Total Annualized Portfolio Rental Revenue: 1.7% Re-leased to New Tenant Re-leased to Without After a Period Re-leasing Year-to-Date Same Tenant Vacancy of Vacancy Totals Prior Cash Rents $ 39,575 $ 489 $ 605 $ 40,669 New Cash Rents* $ 40,694 $ 334 $ 535 $ 41,563 Recapture Rate 102.8% 68.4% 88.4% 102.2% Number of Leases 148 4 5 157 Average Months Vacant — — 11.8 0.4 Lease Incentives(1) $ — $ — $ — $ — *Percentage of Total Annualized Portfolio Rental Revenue: 2.9% (1) Lease incentives are defined as capital outlays made on behalf of a tenant that are specific to the tenant’s use and benefit, and are not capitalized as improvements to the property. Q2 2019 Supplemental Operating & Financial Data 26

Lease Expirations (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Our leases have a weighted average remaining lease term of approximately 9.4 years.

Total Portfolio [1]					
	Expiring Leases		Approx.	Rental	% of Rental
Year	Retail	Non-Retail	Leasable Sq. Feet	Revenue	Revenue
2019	77	5	871,100	$ 3,188	0.9%
2020	213	11	3,041,400	10,651	3.1
2021	325	15	5,286,600	15,167	4.4
2022	413	22	9,371,400	21,163	6.1
2023	544	23	9,981,100	30,168	8.7
2024	385	15	6,410,100	20,566	6.0
2025	350	15	6,284,000	22,658	6.6
2026	312	4	4,665,000	16,124	4.7
2027	538	5	6,331,800	22,393	6.5
2028	342	14	9,338,900	22,480	6.5
2029	420	7	7,900,900	23,972	7.0
2030	173	14	3,783,400	19,039	5.5
2031	311	25	6,120,400	27,749	8.0
2032	102	4	3,304,300	12,937	3.7
2033	271	—	2,336,900	15,683	4.5
2034 - 2043	964	4	11,163,800	61,273	17.8
Totals	5,740	183	96,191,100	$ 345,211	100.0%

[1] This table sets forth the timing of remaining lease term expirations in our portfolio and their contribution to rental revenue for the quarter ended June 30, 2019. The lease expirations for leases under construction are based on the estimated date of completion of those projects. Excludes revenue of $2,315 from 122 expired leases, $321 from sold properties, and rental revenue (reimbursable) of $16,405 at June 30, 2019. Leases on our multi-tenant properties are counted separately in the table above.

Q2 2019 Supplemental Operating & Financial Data 27

Earnings Guidance We estimate FFO per share for 2019 of $3.26 to $3.31. We estimate AFFO per share for 2019 of $3.28 to $3.33, an increase of 3% to 4% over 2018 AFFO per share of $3.19. Summarized below are approximate estimates of the key components of the company’s 2019 earnings guidance: 2019 Guidance Net income per share $1.33 to $1.38 Real estate depreciation and impairments per share $1.99 Gains on sales of properties per share ($0.06) FFO per share $3.26 to $3.31 AFFO per share $3.28 to $3.33 Same store rent growth 1.0% Occupancy 98% G&A expenses (% of revenues) (1) <5.0% Property expenses (non-reimbursable) (% of revenues) (1) 1.50% to 1.75% Acquisition volume $2.0 to $2.5 billion Disposition volume $75 to $100 million (1) Excludes tenant reimbursement revenue. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local and foreign real estate conditions, tenant financial health, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets,changes in foreign currency exchange rates, property acquisitions and the timing of these acquisitions, charges for property impairments, and the outcome of any legal proceedings to which the company is a party, as described in the company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this Supplemental Operating & Financial Data. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made. Q2 2019 Supplemental Operating & Financial Data 28

Analyst Coverage

REALTY INCOME
The Monthly Dividend Company®

Equity Research

Baird	RJ Milligan	rjmilligan@rwbaird.com	(813) 273-8252
Bank of America Merrill Lynch	Joshua Dennerlein	joshua.dennerlein@baml.com	(646) 855-1681
BTIG	Michael Gorman	mgorman@btig.com	(212) 738-6138
	James Sullivan	jsullivan@btig.com	(212) 738-6139
Capital One	Chris Lucas	christopher.lucas@capitalone.com	(571) 633-8151
Citigroup	Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
	Christy McElroy	christy.mcelroy@citi.com	(212) 816-6981
D.A. Davidson	Barry Oxford	boxford@dadco.com	(212) 240-9871
Edward Jones	James Shanahan	jim.shanahan@edwardjones.com	(314) 515-5292
Goldman Sachs	Caitlin Burrows	caitlin.burrows@gs.com	(212) 902-4736
Green Street	Spenser Allaway	sallaway@greenstreetadvisors.com	(949) 640-8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	(646) 840-3217
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
	Nikita Bely	nikita.bely@jpmorgan.com	(212) 622-0695
Ladenburg Thalmann	John Massocca	jmassocca@ladenburg.com	(212) 409-2543
	Brandon Travis	btravis@ladenburg.com	(212) 409-2547
Mitsubishi UFG Securities (USA), Inc.	Karin Ford	karin.ford@mufgsecurities.com	(212) 405-7249
	Ryan Cybart	ryan.cybart@mufgsecurities.com	(212) 405-6591
Mizuho Securities USA, Inc.	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	(212) 205-7860
	Fanny Fan	fanny.fan@us.mizuho-sc.com	(646) 949-9753
Morgan Stanley	Vikram Malhotra	vikram.malhotra@morganstanley.com	(212) 761-7064
	Kevin Egan	kevin.egan@morganstanley.com	(212) 761-5028
Raymond James	Collin Mings	collin.mings@raymondjames.com	(727) 567-2585
	Paul Puryear	paul.puryear@raymondjames.com	(727) 567-2253
	Marnie Georges	marnie.georges@raymondjames.com	(727) 567-2638
RBC Capital Markets	Wes Golladay	wes.golladay@rbccm.com	(440) 715-2650
	Brian Hawthorne	brian.hawthorne@rbccm.com	(440) 715-2653
Scotiabank	Nicholas Yulico	nicholas.yulico@scotiabank.com	(212) 225-6904
	Greg McGinniss	greg.mcginniss@scotiabank.com	(212) 225-6906
Stifel	Simon Yarmak	yarmaks@stifel.com	(443) 224-1345
	Moshe Levin	levinm@stifel.com	(443) 224-1264
Wells Fargo	Todd Stender	todd.stender@wellsfargo.com	(562) 637-1371
	Philip DeFelice	philip.defelice@wellsfargo.com	(443) 263-6442
	Jason Belcher	jason.belcher@wellsfargo.com	(443) 462-7354

Realty Income is covered by the analysts at the firms listed above. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income or its management. Realty Income does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q2 2019 Supplemental Operating & Financial Data 29